SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (date of earliest event reported):               February 9, 2004

                            PARKWAY PROPERTIES, INC.
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               (Exact Name of registrant as specified in charter)

          Maryland                        1-11533                 74-2123597
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(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation                                       Identification No.)

                          One Jackson Place Suite 1000
                             188 East Capitol Street
                                 P.O. Box 24647
                             Jackson, MS 39225-4647
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                    (Address of principal executive offices)

                                 (601) 948-4091
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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           Former name or former address, if changed since last report


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ITEM 5. Other Events.

On February 9, 2004, Parkway Properties, Inc. ("Parkway") announced that it completed the due diligence for the $76.3 million acquisition of the 410,000 square foot, 92% leased Capital City Plaza in the Buckhead sub-market of Atlanta, Georgia. Parkway's request to assume an existing first mortgage in the amount of $43 million is under review by the lender. The proposed acquisition, which is projected for late March 2004, is subject to customary closing conditions, and there can be no assurance that this acquisition will occur.

ITEM 7. Financial Statements and Exhibits.

(c)   Exhibits

      99.1 Press Release of the Company dated February 9, 2004, announcing the results of operations of the Company for the quarter ended December 31, 2003.

ITEM 12. Results of Operations and Financial Condition.

On February 9, 2004, Parkway issued a press release regarding its results of operations for the quarter ended December 31, 2003. A copy of this press release is attached hereto as Exhibit 99.1.

On February 10, 2004, Parkway will hold its earnings conference call for the quarter ended December 31, 2003, at 10:00 a.m. Eastern Time.

The information furnished to the SEC pursuant to this item is furnished pursuant to the public release of information in the press release on February 9, 2004 and on the Company's February 10, 2004 earnings conference call.

The information set forth in Items 7 and 12 of this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Parkway Properties, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.


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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2004

                                                   PARKWAY PROPERTIES, INC.

                                                   By: /s/ Mandy M. Pope
                                                       ------------------------
                                                       Mandy M. Pope
                                                       Chief Accounting Officer


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